PERFORMANCE  CALCULATION

                                  COLONIAL MUNICIPAL MONEY MARKET FUND - CLASS A

                                        Year  End:  6/30/96







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

                                 1 YEAR ENDED 6/30/96          5 YEARS ENDED 6/30/96         10 YEARS ENDED 6/30/96



Initial Investment                     $1,000.00                     $1,000.00                    $1,000.00
Maximum Load                                0.00%                         0.00%                        0.00%

Amount Invested                        $1,000.00                     $1,000.00                    $1,000.00
Initial NAV                                $1.00                         $1.00                        $1.00
Initial Shares                          1000.000                      1000.000                     1000.000

Shares from Distribution                  31.230                       139.429                      442.319
End of Period NAV                          $1.00                         $1.00                        $1.00



Total Return                                3.12%                        13.94%                       44.23%

Average Annual
 Total Return                               3.12%                         2.64%                        3.73%


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                         PERFORMANCE  CALCULATION

                     COLONIAL MUNICIPAL MONEY MARKET FUND - CLASS B

                          Year  End:  6/30/96




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


                   1 YEAR ENDED 6/30/96    5 YEARS ENDED 6/30/96 10 YEARS ENDED 6/30/96

                Standard     Non-Standard Standard  Non-Standard Standard  Non-Standard
                ---------     ----------- --------  ------------ -------  ------------------

Initial Inv.    $1,000.00    $1,000.00   $1,000.00  $1,000.00  $1,000.00   $1,000.00

Amt. Invested   $1,000.00    $1,000.00   $1,000.00  $1,000.00  $1,000.00   $1,000.00
Initial NAV        $1.00         $1.00      $1.00       $1.00     $1.00        $1.00
Initial Shares  1000.000      1000.000   1000.000    1000.000  1000.000     1000.000

Shares From Dist  23.470        23.470    130.855     130.855   431.465      431.465
End of Period NA   $1.00         $1.00      $1.00       $1.00     $1.00        $1.00

CDSC                5.00%                    2.00%                 0.00%
Total Return       -2.65%         2.35%     11.09%      13.09%    43.15%       43.15%

Average Annual
 Total Return      -0.85%         0.74%      2.12%       2.49%     3.65%        3.65%

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